THE GLENMEDE PORTFOLIOS Registration No. 811-6578
                        FORM N-SAR

          Annual Period Ended October 31, 2001
     List of attachments in response to Item 77:

        Item Number                            Attachment
        A                                       Y
        B                                       Y
        C                                       N
        D                                       N
        E                                       N
        F                                       N
        G                                       N
        H                                       N
        I                                       N
        J                                       N
        K                                       N
        L                                       N
        M                                       N
        N                                       N
        O                                       N
        P                                       N
        Q1                                      N
        Q2                                      N
        Q3                                      N